Exhibit 99.1

Form of Revocable Proxy

FIRST COMMUNITY BANK OF GEORGIA
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 29, 2007

The undersigned hereby appoints Douglas R. Harper as proxy, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of First Community Bank of Georgia (“FCB”), which the undersigned is entitled to vote at the Special Meeting of Shareholders of FCB, to be held at the Roberta/Crawford Civic Center located at 96 South Matthews Street in Roberta, Georgia on Monday, January 29, 2007, at 10:00 a.m., local time, and at any adjournments thereof, as indicated below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS BELOW.

Proposal 1:  To vote on the approval of the Agreement and Plan of Reorganization, dated as of September 15, 2006, by and among FCB, Atlantic Southern Financial Group, Inc., and Atlantic Southern Bank, as set forth in Appendix A to the Proxy Statement furnished to shareholders by FCB in connection with the Special Meeting and the implementation of the merger and related transactions contemplated by the Agreement and Plan of Reorganization.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 2:  To vote on the approval of a proposal to authorize the board of directors to adjourn the Special Meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the Special Meeting, in person or by proxy, to approve the merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED “FOR” THE APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION AND “FOR” THE ADJOURNMENT.   If any other business as to which FCB does not have reasonable prior notice is presented to a vote of the shareholders at the Special Meeting, the undersigned hereby grants the proxies discretionary authority to vote this proxy in accordance with their best judgment. At the present time, the Board of Directors knows of no other business to be presented to a vote of the shareholders at the Special Meeting.

If the undersigned elects to withdraw this proxy on or before the time of the Special Meeting or any adjournments of the Special Meeting and notifies the Secretary of FCB at or prior to the Special Meeting of the decision of the undersigned to withdraw this proxy, then the power of the proxies shall be terminated and of no further force and effect. If the undersigned withdraws this proxy in the manner described above and prior to the Special Meeting does not submit a duly executed and subsequently dated proxy card to FCB, the undersigned may vote in person at the Special Meeting all shares of Common Stock of FCB owned by the undersigned as of the record date for the Special Meeting.

Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

, 2007
Date

Signature

Signature, if shares held jointly